Exhibit 10.3

AMENDED AND RESTATED SECURED TERM NOTE

$1,326,400	Dublin, Ohio

November 27, 2023

For Value Received, Navidea Biopharmaceuticals, Inc., a Delaware corporation with an address of 4995 Bradenton Ave #240, Dublin, OH 43017, (the “Borrower”) hereby promises to pay to the order of John K. Scott, Jr., an individual (the “Lender”) in the lawful money of the United States of America, at such place as Lender may from time-to-time designate the principal sum of ONE MILLION THREE HUNDRED TWENTY SIX THOUSAND FOUR HUNDRED AND 00/100 Dollars ($1,326,400)) plus interest at the rate of 8%, compounded monthly, on the unpaid principal amount from time to time outstanding from the date hereof calculated on the number of days actually elapsed in a 360-day year. The Borrower shall make interest only payments on the unpaid principal balance on the 1st day of each month through the Maturity Date. The outstanding principal amount, accrued and unpaid interest thereon and all other amounts due hereunder are referred to herein as the “Debt Amount.  The entire Debt Amount shall be due and payable on April 10, 2025 (“Maturity Date”).

This Amended and Restated Secured Term Note (the “Note”) amends and restates in its entirety that certain Secured Term Note dated April 10, 2022 made by the Borrower in favor of the Lender in the original principal amount of $2,500,000 (the “Original Note”), all of which was loaned to the Borrower. On June 29, 2023, the Borrower and the Lender agreed to exchange $1,073,600 principal amount of the Original Note for 12,200,000 shares of the Borrower’s common stock based on the closing stock price on June 28, 2023. On the date hereof, the Lender has agreed to forgive $100,000 of principal under the Original Note and to advance an additional loan in the principal amount of $750,000.00 pursuant to a separate convertible promissory note. In addition, the Borrower and the Lender have agreed to extend the maturity date of the Original Note for an additional 12 months.

All overdue amounts under this Note shall accrue interest at shall mean twelve percent (12%) in cash per annum based on the actual number of days elapsed in a 360-day calendar year, effective as of the date of default, and shall be due and payable on demand. All payments hereunder shall be payable in lawful money of the United States of America which shall be legal tender for public and private debts at the time of payments.

This Note is the Secured Term Note referred to in, and evidences indebtedness incurred under that certain Stock Exchange and Loan Agreement dated April 10, 2022(as amended, restated, modified or supplemented, the “Purchase Agreement”) between the undersigned and Lender, to which Purchase Agreement reference is made for a statement of the terms and provisions thereof, including those under which Borrower is permitted and required to make prepayments of such indebtedness and under which such indebtedness may be declared to be immediately due and payable. All capitalized terms used, but not defined, herein shall have the meanings given them in the Purchase Agreement.

As security for the payment in full of all of the Maker’s obligations under this Note (and any extension, renewal, refinancing, reissuance, amendment and restatement, increase, refunding or other modification thereof), the Borrower hereby pledges and assigns to Lender, as the Secured Party under the Security Agreement described below, and grants to Lender a continuing lien on and security interest in, all of the Borrower’s right, title and interest in, to and under all of the Borrower’s assets, whether now owned or existing or hereafter arising or acquired and wheresoever located, together with all products and proceeds of the foregoing as provided in that certain Security Agreement dated as of April 10, 2022, as amended by the First Amendment to Security Agreement dated as of April 25, 2023 and the Second Amendment to Security Agreement dated as of November 27, 2023 (the “Security Agreement”) executed by the Borrower in favor of the Lender as the secured party.

The occurrence of any of the following shall constitute an “Event of Default” under this Note: (i) the Borrower fails to pay when due any principal or interest payable hereunder, and such failure to pay continues for a period of five (5) calendar days following written notice of such non-payment by the Lender to the Borrower; (ii) any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law is instituted by or against the Borrower and has been consented to or acquiesced in by the Borrower or remains undismissed for sixty (60) days, or an order for relief has been entered against the Borrower, or the Borrower takes any action, corporate or otherwise, to approve institution of, or acquiescence in, such a proceeding; and (iii) any dissolution or liquidation proceeding is instituted by or against the Borrower and, if instituted against the Borrower, is consented to or acquiesced in by the Borrower, or remains undismissed for sixty (60) days, or the Borrower takes any corporate action to approve the institution of, or acquiesces in, such a proceeding.

Upon the occurrence an Event of Default and at any time thereafter during the continuance of such Event of Default, the Lender may, at its option, by written notice to the Borrower, (x) declare all advances and all other amounts payable under this Note immediately due and payable and/or (y) exercise any or all of its rights, powers, or remedies under the Security Agreement or applicable law. The failure of the Lender to exercise any of the foregoing options shall not constitute a waiver of the right to exercise the same upon the occurrence of a subsequent Event of Default by Borrower. In the event a proceeding is filed for purposes of collection of amounts owed under or enforcement of this Note, then the Lender shall be entitled to recover from Borrower costs of court and reasonable attorneys’ fees and expenses incurred in connection with such proceedings.

In no event shall the amount of interest (and any other sums or amounts that are deemed to constitute interest under applicable legal requirements) due or payable hereunder (including interest calculated at the Default Rate) exceed the maximum rate of interest designated by applicable legal requirements (the “Maximum Amount”), and in the event such excess payment is inadvertently paid by Borrower or inadvertently received by Lender, then such excess sum shall be credited as a payment of principal on this Note (without imposition of a prepayment penalty or other charge), and if in excess of the outstanding principal amount of this Note, such excess shall be immediately returned to Borrower upon such determination. It is the express intent hereof that the Borrower not pay and the Lender not receive, directly or indirectly, interest in excess of the Maximum Amount.

All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note (whether brought against a party hereto or its respective Affiliates, employees or agents) will be commenced in the Colorado Courts. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Colorado Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any proceeding, any claim that it is not personally subject to the jurisdiction of any Colorado Court, or that such proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

If Lender commences a proceeding to enforce any provision of this Agreement, then Lender shall be reimbursed by the Borrower for its attorneys’ fees and other costs and expenses incurred with the investigation preparation and prosecution of such proceeding.

[Signature page follows]

BORROWER:

NAVIDEA BIOPHARMACEUTICALS, INC.

By:
Name: Craig Dais
Its: Chief Financial Officer